CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 1, 1999 relating to the financial statements, which appears in Pharmos Corporations Annual Report on Form 10-K for the year ended December 31, 1998.





PricewaterhouseCoopers LLP
New York, New York
February 7, 2000